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                                                                     Exhibit 5.1

August 31, 1998                        BAKER & HOSTETLER LLP
                                       1900 E. Ninth Street
                                       Cleveland OH 44114-3485

Associated Estates Realty Corporation
5025 Swetland Court
Richmond Heights, Ohio  44143-1467

Gentlemen:

                  As counsel for Associated Estates Realty Corporation, an Ohio corporation (the "Company"), we are familiar with the Company's Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on or about the date hereof, in connection with the offering from time to time by the Selling Shareholders described in the Registration Statement of 5,139,387 Common Shares, without par value, of the Company. All capitalized terms that are not defined herein have the meanings ascribed to them in the Registration Statement.

                  In connection with the foregoing, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Second Amended and Restated Articles of Incorporation and the Code of Regulations of the Company incorporated by reference as exhibits to the Registration Statement, and such records of the corporate proceedings of the Company and such other documents as we deemed necessary to render this opinion.

                  Based upon such examination, we are of the opinion that the Common Shares have been duly authorized and legally issued, and are fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to us under the caption "Legal Matters" in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                          Very truly yours,

                                          Baker & Hostetler LLP